Exhibit 10.10
      Amendment Number Three to NBT Bancorp Inc. Defined Benefit Pension Plan
                           effective January 1, 2002.


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                                 Amendment #3 to

                                NBT BANCORP INC.
                          DEFINED BENEFIT PENSION PLAN

                        AMENDMENT OF THE PLAN FOR EGTRRA,
              REVENUE RULING 2001-62 AND REVENUE PROCEDURE 2002-29


Pursuant to Article 14.1 of the NBT Bancorp Inc. Defined Benefit Pension Plan (the "Plan") as amended and restated effective January 1, 2000, which provides for the amendment thereof when necessary, the Plan is hereby for EGTRRA, Revenue Ruling 2001-62 and Revenue Procedure 2002-29 as follows:


                                    ARTICLE I
                                    PREAMBLE

1.1 Adoption and effective date of amendment. This amendment of the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA), the model amendment of Revenue Ruling 2001-62 and the model amendment of Revenue Procedure 2002-29. This amendment is intended as good faith compliance with the requirements of EGTRRA, the model amendment of Revenue Ruling 2001-62 and the model amendment of Revenue Procedure 2002-29 and is to be construed in accordance with EGTRRA, the model amendment of Revenue Ruling 2001-62 and the model amendment of Revenue Procedure 2002-29 and guidance issued thereunder. Except as otherwise provided, this amendment shall be effective as of the first day of the first Plan Year beginning after December 31, 2001.

1.2 Supersession of inconsistent provisions. This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

1.3 Application to Appendix A Plan. This amendment shall also apply to the provisions of the Plan known as the Appendix A Plan, which portion of the Plan governs the benefits of certain Participants who elected to remain covered under such provisions prior to the Plan's conversion to an Account Balance Plan.


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                                   ARTICLE II
                             LIMITATIONS ON BENEFITS

2.1 Effective date. This Article shall be effective for "limitation years" ending after December 31, 2001.

2.2 Effect on Participants. Benefit increases resulting from the increase in the limitations of Code Section 415(b) will be provided to all Employees participating in the Plan who have one Hour of Service on or after the first day of the first "limitation year" ending after December 31, 2001.

2.3  Definitions.

          (a) Defined benefit dollar limitation. The defined benefit dollar limitation is $160,000, as adjusted, effective January 1 of each year, under Code Section 415(d) in such manner as the Secretary shall prescribe, and payable in the form of a straight life annuity. A limitation as adjusted under Code Section 415(d) will apply to "limitation years" ending with or within the calendar year for which the adjustment applies.

          (b) Maximum permissible benefit. The maximum permissible benefit is the lesser of the defined benefit dollar limitation or the defined benefit compensation limitation (both adjusted where required, as provided in (1) and, if applicable, in (2) or (3) below).

          (1) If the Participant has fewer than 10 years of participation in the Plan, the defined benefit dollar limitation shall be multiplied by a fraction, (i) the numerator of which is the number of years (or part thereof) of participation in the Plan and (ii) the denominator of which is 10. In the case of a Participant who has fewer than 10 years of service with the employer, the defined benefit compensation limitation shall be multiplied by a fraction, (i) the numerator of which is the number of years (or part thereof) of service with the employer and (ii) the denominator of which is 10.

          (2) If the benefit of a Participant begins prior to age 62, the defined benefit dollar limitation applicable to the Participant at such earlier age is an annual benefit payable in the form of a straight life annuity beginning at the earlier age that is the actuarial equivalent of the defined benefit dollar limitation applicable to the Participant at age 62 (adjusted under (1) above, if required). The defined benefit dollar limitation applicable at an age prior to age 62 is determined as the lesser of (i) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table (or other tabular factor) specified in Exhibit I of the Plan or Section 2.03 of the Appendix A Plan, as


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          applicable, and (ii) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using a 5 percent interest rate and the applicable mortality table as defined in Exhibit I of the Plan or Section 2.03 of the Appendix A Plan, as applicable. Any decrease in the defined benefit dollar limitation determined in accordance with this paragraph (2) shall not reflect a mortality decrement if benefits are not forfeited upon the death of the Participant. If any benefits are forfeited upon death, the full mortality decrement is taken into account.

          (3) If the benefit of a Participant begins after the Participant attains age 65, the defined benefit dollar limitation applicable to the Participant at the later age is the annual benefit payable in the form of a straight life annuity beginning at the later age that is actuarially equivalent to the defined benefit dollar limitation applicable to the Participant at age 65 (adjusted under (1) above, if required). The actuarial equivalent of the defined benefit dollar limitation applicable at an age after age 65 is determined as (i) the lesser of the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table (or other tabular factor) specified in Exhibit I of the Plan or Section 2.03 of the Appendix A Plan, as applicable, and
          (ii) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using a 5 percent interest rate assumption and the applicable mortality table as defined in Exhibit I of the Plan or Section 2.03 of the Appendix A Plan, as applicable. For these purposes, mortality between age 65 and the age at which benefits commence shall be ignored.


                                   ARTICLE III
                         MODIFICATION OF TOP-HEAVY RULES

3.1 Effective date. This Article shall apply for purposes of determining whether the Plan is a Top Heavy plan under Code Section 416(g) for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Code Section 416(c) for such years. This Article amends
Article XV of the Plan and Article XV of the Appendix A Plan.

3.2  Determination of top-heavy status.

          (a) Key Employee. Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual Compensation of more than $150,000. For this purpose, annual Compensation means compensation within the meaning of Code Section 415(c)(3). The determination of who is a Key Employee will be made in accordance with Code
     Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

          (b) Determination of present values and amounts. This section (b) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the determination date.


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          (1)  Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

          (2) Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

3.3 Minimum benefits. For purposes of satisfying the minimum benefit requirements of Code Section 416(c)(1) and the Plan, in determining years of service with the Employer, any service with the Employer shall be disregarded to the extent that such service occurs during a Plan Year when the Plan benefits (within the meaning of Code Section 410(b)) no Key Employee or former Key Employee.


                                   ARTICLE IV
                     DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS

4.1 Effective date. This Article shall apply to distributions made after December 31, 2001.

4.2 Modification of definition of eligible retirement plan. For purposes of the direct rollover provisions in Section 7.9(b) of the Plan and Section 9.08(b)(ii) of the Appendix A Plan, an eligible retirement plan shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p).


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                                    ARTICLE V
                  MODEL AMENDMENT UNDER REVENUE RULING 2001-62
                           APPLICABLE MORTALITY TABLE

5.1 Effective date. This Article shall apply to distributions with Annuity Starting Dates on or after January 1, 2003.

5.2 Notwithstanding any other Plan provisions to the contrary, the Applicable Mortality Table used for purposes of adjusting any benefit or limitation under Code Section 415(b)(2)(B), (C), or (D) as set forth in Section
9.1 of the Plan or Section 12.02 of the Appendix A Plan, as applicable, and the Applicable Mortality Table used for purposes of satisfying the requirements of Code Section 417(e) as set forth in Exhibit I of the Plan or Section 2.03 of the Appendix A Plan, as applicable, is the table prescribed in Rev. Rul. 2001-62.

5.3 For any distribution with an Annuity Starting Date on or after the effective date of this Article and before the adoption date of this Article, if application of the amendment as of the Annuity Starting Date would have caused a reduction in the amount of any distribution, such reduction is not reflected in any payments made before the adoption date of this Article. However, the amount of any such reduction that is required under Code Section 415(b)(2)(B) must be reflected actuarially over any remaining payments to the Participant.

                                   ARTICLE VI
                 MODEL AMENDMENT UNDER REVENUE PROCEDURE 2002-29
                        MINIMUM DISTRIBUTION REQUIREMENTS

6.1  General Rules.

          (a) Effective Date. The provisions of this Article will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

     (b) Coordination with Minimum Distribution Requirements Previously in Effect. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Article equals or exceeds the required minimum distributions determined under this Article, then no additional distributions will be required to be made for 2002 on or after such date to the distributee. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Article is less than the amount determined under this Article, then required minimum distributions for 2002 on and after such date will be determined so that the total amount of required minimum distributions for 2002 made to the distributee will be the amount determined under this Article.

     (c) Precedence. The requirements of this Article will take precedence over any inconsistent provisions of the Plan.


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     (d)  Requirements of Treasury Regulations Incorporated. All distributions required under this Article will be determined and made in accordance with the Treasury regulations under Code Section 401(a)(9).6.1(d) p.13

     (e) TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Article, other than Section 6.1(d), distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

6.2  Time and Manner of Distribution.

     (a) Required Beginning Date. The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's required beginning date.

          (b) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's Pre-Retirement Survivor Annuity interest will be distributed, or begin to be distributed, no later than as follows:6.2(b) p.13

          (1) If the Participant's surviving spouse is the Participant's sole designated Beneficiary, then distributions to the surviving spouse will begin by December 31st of the calendar year immediately following the calendar year in which the Participant died, or by December 31st of the calendar year in which the Participant would have attained age 70 1/2, if later.6.2(b)(1) p.13

          (2) If the Participant's surviving spouse is the Participant's sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 6.2(b) will not apply.6.2(b)(2) p.13

               For purposes of this Section 6.2(b) and Section 6.5, distributions are considered to begin on the Participant's required beginning date (or, if Section 6.2(b)(2) applies, the date distributions are required to begin to the surviving spouse under Section 6.2(b)(1)). If annuity payments irrevocably commence to the Participant before the Participant's required beginning date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under Section 6.2(b)(1)), the date distributions are considered to begin is the date distributions actually commence.

          (c) Form of Distribution. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 6.3, 6.4 and 6.5 of this Article. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury regulations. Any part of the Participant's interest which is in the form of an individual account described in Code Section 414(k) will be distributed in a manner satisfying the requirements of Code Section 401(a)(9) and the Treasury regulations that apply to individual accounts.


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6.3  Determination of Amount to be Distributed Each Year.6.3 p.14

     (a) General Annuity Requirements. If the Participant's interest is paid in the form of annuity distributions under the Plan, payments under the annuity will satisfy the following requirements:

          (1) the annuity distributions will be paid in periodic payments made at intervals not longer than one year;

          (2) the distribution period will be over a life (or lives) or over a period certain not longer than the period described in Section 6.4 or 6.5;

          (3) once payments have begun over a period certain, the period certain will not be changed even if the period certain is shorter than the maximum permitted;

          (4) payments will either be nonincreasing or increase only as follows:

               (i) by an annual percentage increase that does not exceed the annual percentage increase in a cost-of-living index that is based on prices of all items and issued by the Bureau of Labor Statistics;

               (ii) to the extent of the reduction in the amount of the Participant's payments to provide for a survivor benefit upon death, but only if the Beneficiary whose life was being used to determine the distribution period described in Section 6.4 dies or is no longer the Participant's Beneficiary pursuant to a qualified domestic relations order within the meaning of Code
               Section 414(p);

               (iii) to provide cash refunds of Employee contributions upon the Participant's death; or

               (iv) to pay increased benefits that result from a Plan amendment.

          (b) Amount Required to be Distributed by Required Beginning Date. The amount that must be distributed on or before the Participant's required beginning date (or, if the Participant dies before distributions begin, the date distributions are required to


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     begin under Section 6.2(b)(1)) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received, e.g., bi-monthly, monthly, semi-annually, or annually. All of the Participant's benefit accruals as of the last day of the first distribution calendar year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Participant's required beginning date.

          (c) Additional Accruals After First Distribution Calendar Year. Any additional benefits accruing to the Participant in a calendar year after the first distribution calendar year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

6.4  Requirements For Annuity Distributions That Commence During
     Participant's Lifetime.6.4 p.15

          (a) Joint Life Annuities Where the Beneficiary Is Not the Participant's Spouse. If the Participant's interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a nonspouse Beneficiary, annuity payments to be made on or after the Participant's required beginning date to the designated Beneficiary after the Participant's death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant using the table set forth in Q&A-2 of section 1.401(a)(9)-6T of the Treasury regulations. If the form of distribution combines a joint and survivor annuity for the joint lives of the Participant and a nonspouse Beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the designated Beneficiary after the expiration of the period certain.

          (b) Period Certain Annuities. Unless the Participant's spouse is the sole designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Participant's lifetime may not exceed the applicable distribution period for the Participant under the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations for the calendar year that contains the Annuity Starting Date. If the Annuity Starting Date precedes the year in which the Participant reaches age 70, the applicable distribution period for the Participant is the distribution period for age 70 under the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations plus the excess of 70 over the age of the Participant as of the Participant's birthday in the year that contains the annuity starting date. If the Participant's spouse is the Participant's sole designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Participant's applicable distribution period, as determined under this Section 6.4(b), or the joint life and last survivor expectancy of the Participant and the Participant's spouse as determined under the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the calendar year that contains the Annuity Starting Date.


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6.5  Requirements For Minimum Distributions Where Participant Dies Before
     Date Distributions Begin.

          (a) Participant Survived by Designated Beneficiary. If the Participant dies before the date distribution of his or her interest begins and there is a designated Beneficiary, the Participant's Pre-Retirement Survivor Annuity interest will be distributed, beginning no later than the time described in Section 6.2(b), over the life of the designated Beneficiary or over a period certain not exceeding:

          (1) unless the Annuity Starting Date is before the first distribution calendar year, the life expectancy of the designated Beneficiary determined using the Beneficiary's age as of the Beneficiary's birthday in the calendar year immediately following the calendar year of the Participant's death; or

          (2) if the Annuity Starting Date is before the first distribution calendar year, the life expectancy of the designated Beneficiary determined using the Beneficiary's age as of the Beneficiary's birthday in the calendar year that contains the Annuity Starting Date.

          (b) Death of Surviving Spouse Before Distributions to Surviving Spouse Begin. If the Participant dies before the date distribution of his or her interest begins, the Participant's surviving spouse is the Participant's sole designated Beneficiary, and the surviving spouse dies before distributions to the surviving spouse begin, this Section 6.5 will not apply.

6.6  Definitions.

          (a) Designated Beneficiary. The individual who is designated as the Beneficiary under Section 1.8 of the Plan or Section 2.10 of the Appendix A Plan and is the designated Beneficiary under Code Section 401(a)(9) and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

          (b) Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to
     Section 6.2(b).

          (c) Life expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

          (d) Required beginning date. The date specified in Section 7.8 of the Plan and 9.03 of the Appendix A Plan.


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The Employer consents to the foregoing amendment, and except as amended herein, the Plan is hereby ratified and confirmed.


                                NBT Bancorp Inc.


                                By  /S/ Thomas Delduchetto
                                  ------------------------
                                                  EMPLOYER


                                Date  10/28/02
                                      ---------


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